Exhibit 4.4
Execution Copy
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made as of the 24th day of October 2006, by and among Black Nickel Acquisition Corp. I, a Delaware corporation (the “Company”), the security holders set forth in Schedule I attached hereto (collectively, the “Investors” and each individually, an “Investor”), each of the Company’s founding stockholders set forth in Schedule II attached hereto (collectively, the “Founders”) and each of the shareholders set forth in Schedule III annexed hereto (the “Buyer Shareholders”), who acquired shares of Common Stock (defined hereafter) of the Company pursuant to the Merger (defined hereafter).
     WHEREAS, in a private placement offering by the Company (the “Offering”), the Investors are purchasing a minimum of 500,000 units and up to a maximum of 2,000,000 units of the Company’s securities at a per unit price of $0.50, each unit consisting of (i) one share of common stock, par value $0.0001 per share (the “Common Stock”), (ii) one Class A warrant to purchase one share of Common Stock at an initial exercise price of $0.50 per share (a “Class A Warrant”) and (iii) one Class B warrant to purchase one share of Common Stock at an initial exercise price of $0.62 per share (a “Class B Warrant”), pursuant to a Private Placement Memorandum dated October 9, 2006 (the “PPM”) and a Subscription Agreement in connection therewith (each a “Subscription Agreement” and collectively the “Subscription Agreements”); and
     WHEREAS, to induce the Investors to purchase units in the Offering, the Company has agreed to register their Registrable Securities (defined below) for resale in Registration Statement(s) (defined hereafter) filed pursuant to the Securities Act (defined hereafter); and
     WHEREAS, the Company has also agreed to register for resale in such Registration Statement(s) an aggregate of 250,000 shares of Common Stock (the “Bridge Shares”) owned by the stockholders set forth in Schedule IV attached hereto (the “Bridge Shareholders”); and
     WHEREAS, to induce the Founders to agree to the Merger, the Company has agreed to register for resale in such Registration Statements an aggregate of 1,200,000 shares of Common Stock (the “Shell Shares”) held by the Founders immediately prior to the effective time of the Merger; and
     WHEREAS, the Company has also agreed to register for resale in such Registration Statements an aggregate of 350,000 shares of Common Stock (the “Buyer Shares”) issuable to the Buyer Shareholders in connection with the Merger;

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
     1. Definitions. For purposes of this Agreement:
     “Class A Warrant Shares” means the shares of Common Stock underlying the Class A Warrants.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “First Registration Statement” shall have the meaning set forth in Section 2(a) hereafter.
     “Holder” means any Person owning, or having the right to acquire pursuant to a written agreement to which the Company is a party, Registrable Securities, or any assignee thereof in accordance with Section 10.
     “Merger” means the mergers contemplated by (i) the Agreement of Merger and Plan of Reorganization by and among the Company, InferX Acquisition Sub, Inc., a newly formed wholly-owned Virginia subsidiary of the Company (“Acquisition Sub”) and InferX Corporation, a Virginia corporation (“InferX Virginia”), pursuant to which Acquisition Sub is being merged with and into InferX Virginia, InferX Virginia will become a wholly-owned subsidiary of the Company, and (ii) the Merger Agreement between the Company and InferX Virginia, pursuant to which InferX Virginia will be merged with and into the Company in a short form merger, and the Company will change its name to “InferX Corporation.”
     “Person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.
     “PPM Common Stock” means the shares of Common Stock issued and sold to the Investors pursuant to the Subscription Agreements and the PPM.
     “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
     “Registrable Securities” means (a) Shares of PPM Common Stock, (b) any Common Stock issuable or issued upon conversion of the Class A Warrants or Class B Warrants; (c) the Bridge Shares; (d) the Shell Shares; (e) the Buyer Shares; and (f) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, any of the securities described in clauses (a) through (f) immediately preceding; provided, however, that Registrable Securities shall cease to be Registrable Securities when the holder thereof can sell all of the Registrable Securities without limitation in any three (3) month period under Rule 144 or its successor under the Securities Act or when any Registrable Securities are sold by a Person (i) in a transaction in which such Person’s rights under this Agreement are not assigned pursuant to Section 10 below or (ii) to the public pursuant to a registration statement or Rule 144 or its successor under the Securities Act.
     The number of shares of “Registrable Securities then outstanding” and held by a particular Person or Persons shall mean the number of shares of Common Stock outstanding and held by such Person or Persons, plus the number of shares of Common Stock issued or issuable to such Person which are defined hereunder to be Registrable Securities.

     “Registration Statement” means any registration statement to be filed under the Securities Act, which covers the sale of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
     “SEC” means the Securities and Exchange Commission.
     “Second Registration Statement” shall have the meaning set forth in Section 2(b) hereafter.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Violation” means any of the following statements, omissions or violations: (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or “blue sky” laws in connection therewith, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by a registration statement.
     2. Mandatory and Demand Registration.
     (a) First Registration Statement. The Company shall use its best efforts to file a Registration Statement with respect to the following Registrable Securities within 45 days after the closing of the Merger, and to cause such Registration Statement to be declared effective by the SEC no more than 120 days (or 150 days, in the SEC elects to review such registration statement), after the closing of the Merger (the “First Registration Statement”):
          (i) the PPM Common Stock;
          (ii) the Bridge Shares;
          (iii) 750,000 of the Shell Shares, allocated pro rata among the holders thereof;
          (iv) the Buyer Shares, allocated as indicated in Schedule III; and
          (v) such number of the Class A Warrant Shares that when aggregated with all of the shares set forth in paragraphs (i) through (iv) immediately preceding would equal 49.0% of the total number of shares of Common Stock issued and outstanding on the date that the First Registration Statement is filed (exclusive of any shares of Common Stock underlying the Class A Warrants, the Class B Warrants or any other warrants, options or convertible securities that have not yet been exercised or converted).

     (b) Second Registration Statement. Within thirty (30) days after the effectiveness of the First Registration Statement, either (i) Holders, in the aggregate, of greater than 50% of the Registrable Securities not included in the First Registration Statement or (ii) any of the Holders of the Shell Shares may give to the Company a written request (a “Demand”) for the registration of their Registrable Securities that were not included in the First Registration Statement. All other Holders of Registrable Securities shall be given prompt written notice of such Demand and be given the opportunity to include their Registrable Securities, along with those persons making the demand, in a second Registration Statement (the “Second Registration Statement”). The Company shall use its best efforts to file the Second Registration Statement with respect to such Registrable Securities no fewer than 30 days and no more than 45 days following such written Demand, and to cause such Second Registration Statement to be declared effective by the SEC no more than 120 days (or 150 days, in the SEC elects to review such Registration Statement), following such written Demand The Second Registration Statement shall include for registration all remaining Registrable Securities of the Holders who participate in such Demand, including the registration of additional shares of Common Stock that may be issued to such Holders in the future as a result of the payment of dividends or other distributions in Common Stock, with respect to their Registrable Securities or any adjustments made in the number of shares of Common Stock issuable to such Holders with respect to their Registrable Securities.
     (c) Penalty. If the Company fails to file either the First Registration Statement or the Second Registration Statement within the time within the time specified in subparagraph (a) or (b), as the case may be, or if either the First Registration Statement or the Second Registration Statement is not declared effective by the SEC within the time specified in subparagraph (a) or (b), as the case may be, then Investors will be entitled to receive the following as a penalty.
          (i) Investors other than the Founders will be entitled to receive an additional number of shares of Common Stock equal to one percent of their respective portion of the Registrable Securities covered by such Registration Statement for each month, or portion thereof, that (i) the date of filing is delayed beyond the applicable time at which such Registration Statement is required to be filed and/or (ii) the effectiveness is delayed beyond the applicable time at which such Registration Statement is required to be declared effective. Notwithstanding the foregoing, no Holder whose Registrable Securities are included for registration shall be entitled to receive, with respect to each of the First Registration Statement and the Second Registration Statement, additional shares of Common Stock equal to more than a maximum of ten percent of the total number of Registrable Securities being registered on such Holder’s behalf. The Investors will be entitled to no penalty if the delay in filing or effectiveness, as the case may be, is attributable to any action or inaction of the Investors.
          (ii) The Founders will be entitled to receive:
(A) An additional number of shares of Common Stock equal to one percent of their respective portion of the Registrable Securities covered by such Registration Statement for each month, or portion thereof, up to a maximum of 12 months, that (i) the date of filing is delayed beyond the applicable time at which such Registration Statement is required to be filed and/or (ii) the effectiveness is delayed beyond the applicable time at which such Registration Statement is required to be declared effective;

(B) An additional number of shares of Common Stock equal to one-and-one-half percent of their respective portion of the Registrable Securities covered by such Registration Statement for each month, or portion thereof, beyond 12 months, up to a maximum of 12 additional months, that (i) the date of filing is delayed beyond the applicable time at which such Registration Statement is required to be filed and/or (ii) the effectiveness is delayed beyond the applicable time at which such Registration Statement is required to be declared effective; and
(C) An aggregate of $250,000 allocated pro rata among the Founders, if the Company fails to register all of the Founders’ Registrable Securities for resale under one or more registration statements within three years after the earliest date any Registration Statement was late in being filed or declared effective under subparagraph (a) or (b), as the case may be.
     Additionally, in the event that (i) the Company fails to register all of the Founders’ Registrable Securities for resale under one or more registration statements within three years after the earliest date any Registration Statement was late in being filed or declared effective under subparagraph (a) or (b), as the case may be, (ii) the Founders are issued any additional shares, pursuant to the penalty provisions of this section, (iii) such penalty shares are not eligible for resale pursuant to Regulation 144 promulgated under the Securities Act and (iv) such penalty shares have not all been registered for resale by the Company under a registration statement within three years after the earliest date any Registration Statement was late in being filed or declared effective under subparagraph (a) or (b), as the case may be, then the Founders shall have the right, upon ten days’ prior written notice to the Company, to require the Company to redeem any number of such penalty shares that have not been registered from each requesting Founder at a purchase price of $1.158 per share. The Company shall pay for such shares within ten days after receiving each written request pursuant to this Section 2 from a Founder.
     Such additional shares of Common Stock or cash shall be issuable or, as the case may be, payable upon the earlier of (i) the accumulation of the maximum penalty under the applicable paragraph above and (ii) the effectiveness of such Registration Statement.
     Notwithstanding the foregoing, (i) the Company shall not be required to issue additional shares to the Founders, pursuant to this penalty provision, in an aggregate amount of more than 36% of the number of Registrable Securities included for resale by the Founders in the First Registration Statement and the Second Registration Statement and (ii) a Founder will be entitled to no penalty if the delay in filing or effectiveness, as the case may be, is attributable to any action or inaction of such Founder.

     3. Piggyback Registration.
     (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders of Registrable Securities) any public offering of its stock or other securities solely for cash under the Securities Act (other than (i) a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or (ii) a registration on Form S-4 (or similar or successor form)), the Company shall notify each Holder in writing no later than the 30th day prior to filing a registration statement covering such offering. Upon the written notice of each Holder received by the Company no later than the 20th day following the Company’s notice in accordance with the preceding sentence, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.
     (b) If the Company intends to distribute the stock or other securities referenced in Section 3(a) by means of an underwriting with an underwriter selected in the Company’s sole discretion, it shall so advise the Holders as a part of the written notice referred to in Section 3(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting.
     (c) If any registration undertaken pursuant to this Section 3 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such registration: (i) first, the securities the Company proposes to sell; and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder.
     (d) If, at any time after giving notice of its intention to register any of its securities as set forth in Section 3(a) and before the effective date of the Registration Statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to each Holder that requested to have its Registrable Securities included in such registration and thereupon shall be relieved of its obligation pursuant to this Section 3 to register any Registrable Securities in connection with such registration.
     4. Obligations of the Company. Whenever required under this Agreement to file a Registration Statement with respect to any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and, with respect to the First Registration Statement and the Second Registration Statement use its best efforts to cause such registration statement to become effective, within the applicable time periods described in Section 2 hereof, and keep the First Registration Statement and the Second Registration Statement effective until the later of (i) nine months from the date that such Registration Statement is declared effective and (ii) the date that the Holders of the Shell Shares have sold all of their Registrable Securities included in each such Registration Statement (but in any event for at least any period required under the Securities Act); provided that before filing such Registration Statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.
     (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.
     (c) Furnish to the Holders such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
     (d) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.
     (e) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company’s business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.
     (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
     (g) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (h) Notify each Holder of Registrable Securities covered by such Registration Statement, and confirm such advice in writing: (i) when the Registration Statement has become effective; (ii) when any post-effective amendment to the Registration Statement becomes effective; and (iii) of any request by the SEC for any amendment or supplement to the Registration Statement or prospectus or for additional information.
     (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its reasonable best efforts to prevent the issuance of any stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction. In such event, each such selling Holder shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such selling Holder has received copies of an amended or supplemented prospectus or until such selling Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.
     (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) on the date that an underwritten Registration Statement with respect to such securities becomes effective, a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.
     (k) As soon as practicable after the effective date of the Registration Statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement and otherwise complying with Section 11(a) of the Securities Act.

     (l) Otherwise cooperate with the underwriter or underwriters, the SEC and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder in accordance with the terms hereof.
     5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding itself or the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Holder’s Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to a Holder or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Holder shall have the right to require the deletion of such reference to itself and its affiliates.
     6. Expenses of Registration.
     (a) All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the selling Holders shall be borne by the Company.
     (b) With respect to the First Registration Statement and the Second Registration Statement, the Company shall also pay the reasonable legal fees and expenses of one legal counsel to represent all of the Holders of Registrable Securities in connection with such Registration Statement.
     7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
     (a) The Company will indemnify and hold harmless each Holder, their respective heirs, personal representatives and assigns, each of such Holder’s partners, stockholders, officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was delivered to the Person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party.

     (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its executive officers, and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 7(b) exceed the net proceeds from the offering received by such Holder.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.
     (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.
     (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities and the Founders to enter into the Merger) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities and the Founders to enter into the Merger) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this Section 7, (A) no Holder shall be required, pursuant to this Section 7, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate, (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation, and (C) no Person shall be liable for contribution with respect to any action, suit or claim settled without its prior written consent, which consent shall not be unreasonably withheld.
     8. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after date hereof;

     (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;
     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
     (d) during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available information required to be provided by Rule 144A(d)(4), upon request;
     (e) upon the request of any Investor and the certification of such Investor that it qualifies under Rule 144(k) of the Securities Act, remove all restrictive legends from such Investor’s securities, insofar as such restrictions relate to the transfer of such securities under the Securities Act; and
     (f) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and the Securities Act and Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
     9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any: (i) subsidiary, affiliate, parent, partner, limited partner, retired partner or stockholder of such Holder; (ii) immediate family member (spouse or child) of, or trust for the benefit of, such Holder (if such Holder is a natural person) or such Holder’s immediate family member; or (iii) Person who, after such assignment or transfer, holds at least 1,000 Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like occurring with respect to the Common Stock following the date of this Agreement); provided, however, that it shall be a condition to the effectiveness of such assignment that: (x) the Company is, within three (3) business days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and (y) such transferee or assignee agrees in writing (a copy of which writing is provided to the Company at the time of transfer) to be bound by and subject to all of the terms and conditions of this Agreement.
     10. “Market Stand-Off” Agreement. Each Holder agrees that, if requested by an underwriter in connection with an underwritten public offering of the Company’s Common Stock, during the period of (i) up to 180 days following the effective date of the initial registration statement of the Company filed under the Securities Act in connection with an underwritten initial public offering, and (ii) up to 90 days following the date of the subsequent registration statement of the Company filed under the Securities Act in connection with an underwritten public offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it, except Common Stock included in such registration; provided, however, that the foregoing agreement shall be conditioned upon the Insiders (as defined below) entering into substantially similar agreements. In addition, for a period of up to 180 days following the consummation of an initial public offering and for such reasonable amount of time prior to such consummation as the underwriters may request (collectively, the “Lock-up Period”), the Company shall require that during the Lock-Up Period its directors, officers and beneficial owners of one percent (1%) or more of the Company’s securities (collectively, the “Insiders”) do not, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it, except Common Stock included in such registration, without the express written consent of the underwriters.

     11. Amendment; Waiver. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be amended, modified, changed, discharged or terminated except (a) by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or (b) by the agreement of (i) the Company and (ii) the holders of a majority of the Registrable Securities then outstanding and held by the Holders of Registrable Securities; provided, however, that any right specifically granted to the Holders of the Shell Shares shall require the consent of all Holder of the Shell Shares. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the holders of a majority of the Registrable Securities then outstanding and held by the Investors may act on behalf of all Investors and the Holders of all of the Shell Shares may act on behalf of the Founders. Any amendment, modification, change, discharge, termination or waiver effected in accordance with this Section 11 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder and the Company.
     12. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to the terms of this Agreement, as a condition to any such merger or consolidation.
     13. Legends and Opinions. The Company shall not require an opinion of counsel for the Holders before authorizing the transfer of shares of Registrable Securities or the removal of securities legends for the certificates representing such Registrable Securities for (a) partnership distributions of any Holder that do not require registration based upon existing SEC interpretations, and (b) transfers to Affiliates that do not require registration based upon existing SEC interpretations.
     14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements. In the event of any conflict between this Agreement and any other agreement or instrument with respect to the subject matter hereof, the provisions of this Agreement shall control.

     15. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware , whether or not all parties hereto are residents of Delaware.
     16. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
     17. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (b) on the second following business day, if delivered by a recognized overnight courier service, or (c) seven days after mailing, if sent by registered or certified, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):
     (a) If to the Company, to it at the following address:
InferX Corporation
1600 International Drive, Suite 100
McLean, VA 22102
ATTN: B.K. Gogia, President
Telephone: (703) 917-0880
Telecopier: (703) 917-0563
with a copy to:
Seyfarth Shaw LLP
815 Connecticut Ave., NW
Suite 500
Washington, D.C. 20006
ATTN: Ernest M. Stern, Esq.
Telephone: (202) 828-5360
Telecopier: (202) 828-5393
     (b) If to the Investors, to them at the addresses set forth on the applicable schedule hereto.
     18. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     19. Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     20. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.
     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     22. Accession to Agreement. Any person or entity who becomes a party to the Purchase Agreement as an Additional Investor of Additional Securities (as defined therein) shall become a party to this Agreement by executing a counterpart signature page hereto, whereupon such person shall become a party to this Agreement for all purposes hereunder as if such person had been an original signatory.
     23. Legal Fees. In the event that it becomes necessary for any of the Founders to institute an action against the Company to cause the Company to register the Founders’ Registrable Securities for resale, pursuant to any of the provisions of Section 2 hereof, or to enforce such Founders’ rights under the penalty provisions of Section 2(c) hereof, the Company shall reimburse such Founders for their expenses, in connection with any such action including, without limitation, reasonable legal fees and expenses.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BLACK NICKEL ACQUISITION CORP. I.

By:

Name: B.K. Gogia
Title: President and CEO

BUYER SHAREHOLDERS:

BRIDGE SHAREHOLDERS:
Because each Bridge Shareholder also is an Investor, all the Bridge Shareholders are deemed to have executed this Agreement by each having signed the Omnibus Signature Page to his/her/its Subscription Agreement.

SHELL SHAREHOLDERS:

Paul T. Mannion, Jr.

Andrew Reckles

Robert Prag

INVESTORS:
All the Investors are deemed to have executed this Agreement by each having signed the Omnibus Signature Page to his/her/its Subscription Agreement.